As filed with the Securities and Exchange Commission on May 25, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

Synopsys, Inc. Employee Stock Purchase Plan

Synopsys, Inc. International Employee Stock Purchase Plan

Synopsys, Inc. 2005 Non-Employee Directors Equity Incentive Plan

(Full Titles of the Plans)

AART J. DE GEUS

CHIEF EXECUTIVE OFFICER

SYNOPSYS, INC.

700 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(650) 584-5000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,300,000	$17.65	$75,895,000	$8,932.84
Preferred Share Purchase Rights	4,300,000	(3)	(3)	(3)

(1)                                  Consists of 4,000,000 shares reserved for issuance under the Employee Stock Purchase Plan (including the international component referred to as the International Employee Stock Purchase Plan) and 300,000 shares reserved for issuance under the 2005 Non-Employee Directors Equity Incentive Plan. This Registration Statement shall also cover any additional shares of Registrant’s Common Stock which become issuable in respect of the shares registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock, pursuant to Rule 416(a) promulgated under the Securities Act.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ National Market on May 18, 2005, in accordance with Rule 457(c) of the Securities Act.

(3)                                  Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Synopsys, Inc. (the “Company” or “Registrant”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K for the Company’s fiscal year ended October 31, 2004, filed with the SEC on January 12, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2005, filed with the SEC on March 10, 2005 pursuant to Section 13 of the Exchange Act;

(c)           The Company’s Current Reports on Form 8-K filed with the SEC on January 10, 2005, January 12, 2005, March 10, 2005, March 15, 2005 and May 18, 2005;

(d)           The Company’s Registration Statement on Form 8-A, filed with the SEC on January 24, 1992, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)           The Company’s Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the Exchange Act, and as amended on Form 8-A/A on December 13, 1999 and April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII, Section 6 of the Company’s Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Company and each director and officer who serves in such capacity while such bylaw is in effect.

In addition, the Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Company has also obtained liability insurance for the benefit of its directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)

4.3	Specimen Common Stock Certificate(2)

5.1	Opinion of Cooley Godward LLP

10.16	Employee Stock Purchase Plan

10.17	International Employee Stock Purchase Plan

10.31	2005 Non-Employee Directors Equity Incentive Plan

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

(1)                                  Incorporated by reference from exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)           Incorporated by reference from exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 24, 2005.

SYNOPSYS, INC.

By:	/s/ AART J. DE GEUS
Aart J. de Geus
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Steven K. Shevick, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AART J. DE GEUS	Chief Executive Officer (Principal Executive Officer) and Chairman	May 24, 2005
Aart J. de Geus	of the Board of Directors

/s/ CHI-FOON CHAN	President, Chief Operating Officer and Director	May 24, 2005
Chi-Foon Chan

/s/ STEVEN K. SHEVICK	Chief Financial Officer (Principal Financial Officer)	May 24, 2005
Steven K. Shevick

/s/ RICHARD T. ROWLEY	Corporate Controller (Principal Accounting Officer)	May 24, 2005
Richard T. Rowley

/s/ DEBORAH A. COLEMAN	Director	May 24, 2005

Deborah A. Coleman

/s/ BRUCE R. CHIZEN	Director	May 24, 2005

Bruce R. Chizen

/s/ A. RICHARD NEWTON	Director	May 24, 2005

A. Richard Newton

/s/ SASSON SOMEKH	Director	May 24, 2005

Sasson Somekh

/s/ ROY VALLEE	Director	May 24, 2005

Roy Vallee

/s/ STEVEN C. WALSKE	Director	May 24, 2005

Steven C. Walske

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)

4.3	Specimen Common Stock Certificate(2)

5.1	Opinion of Cooley Godward LLP

10.16	Employee Stock Purchase Plan

10.17	International Employee Stock Purchase Plan

10.31	2005 Non-Employee Directors Equity Incentive Plan

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

(1)                                  Incorporated by reference from exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)                                  Incorporated by reference from exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.